Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-74432

Prospectus Supplement
(To Prospectus Supplement Dated November 26, 2002
and Prospectus Dated May 13, 2002)

                                 358,386 SHARES
                          IMPAC MORTGAGE HOLDINGS, INC.
                                  COMMON STOCK

                                   ----------

Pursuant to an Amended and Restated Equity Distribution Agreement dated November 26, 2002 between Impac Mortgage Holdings, Inc. (the "Company") and UBS Warburg LLC ("UBS Warburg"), which has been filed as an exhibit to a report on Form 8-K with the Securities and Exchange Commission ("SEC") on November 27, 2002, and which is incorporated by reference herein, during the three months ended March 31, 2003 the Company sold, through UBS Warburg, as agent of the Company, an aggregate of 358,386 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to ordinary brokers' transactions on the American Stock Exchange (the "AMEX").

Gross Proceeds to Company (1).........................................$4,209,639

Commission to Agent...................................................$  126,289

Net Proceeds to Company...............................................$4,083,223

On March 31, 2003, the closing price of the Company's Common Stock on AMEX was $12.99.

(1) Fees paid to the SEC were not used in the calculation.

                                   ----------

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                   UBS Warburg

                                   ----------

                This Prospectus Supplement is dated April 2, 2003